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                                                                     EXHIBIT 4.9
                 SECOND SUPPLEMENTAL INDENTURE TO 1997 INDENTURE


         SECOND SUPPLEMENTAL INDENTURE, dated as of January 22, 1998 (the "Second Supplemental Indenture"), to the 1997 Indenture (as defined below), among OUTDOOR SYSTEMS, INC., a Delaware corporation (the "Company"), the Guarantors (as defined in the 1997 Indenture), the subsidiary of the Company listed on Schedule A annexed hereto (the "Additional Guarantor") and THE BANK OF NEW YORK, a New York banking corporation, as trustee (together with any successor trustee appointed in accordance with the terms of the 1997 Indenture, the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company has issued its 8-7/8% Senior Subordinated Notes due 2007 (the "Securities") in the aggregate principal amount of $500,000,000 under and pursuant to the Indenture, dated as of June 23, 1997, among the Company, the Guarantors named therein and the Trustee, as amended and supplemented by the First Supplemental Indenture dated September 30, 1997, among the Company, the Guarantors named therein, the Additional Guarantors named therein and the Trustee (the "1997 Indenture"); and

         WHEREAS, the Additional Guarantor has become a Restricted Subsidiary and pursuant to Section 4.21 of the 1997 Indenture is obligated to enter into this Second Supplemental Indenture, and thereby become a Guarantor (as defined in the 1997 Indenture) as provided in Article X of the 1997 Indenture; and

         WHEREAS, pursuant to Section 8.01(4) of the 1997 Indenture, the Company, the Guarantors, the Additional Guarantor and the Trustee may enter into this Second Supplemental Indenture without the consent of any Holder; and

         WHEREAS, all consents and notices required to be obtained and given as conditions to the execution of this Second Supplemental Indenture pursuant to the 1997 Indenture and all other documents relating to the Securities have been obtained and given;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                           AUTHORIZATION; DEFINITIONS

         Section 1.01. Second Supplemental Indenture. This Second Supplemental Indenture is supplemental to, and is entered into in accordance with Section
8.01 of, the 1997 Indenture, and except as modified, amended and supplemented by this Second Supplemental Indenture, the provisions of the 1997 Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

         Section 1.02. Definitions. Unless the context shall otherwise require, all terms which are defined in Section 1.01 of the 1997 Indenture shall have the same meanings, respectively, in this Second Supplemental Indenture as such terms are given in said Section 1.01 of the 1997 Indenture.


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                                   ARTICLE II.

                              ADDITIONAL GUARANTOR

         Section 2.01. Additional Guarantor. Pursuant to Section 10.04 of the 1997 Indenture, the Additional Guarantor (as defined in the Preamble of this Second Supplemental Indenture) hereby expressly assumes the obligations of, and otherwise agrees to perform all of the duties of, a Guarantor under the 1997 Indenture, subject to the terms and conditions thereof, as of the date set forth opposite the name of such Additional Guarantor on Schedule A hereto.

                                  ARTICLE III.

         Section 3.01. Effective Date. This Second Supplemental Indenture shall become effective upon execution and delivery hereof.

         Section 3.02. Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 3.03. Acceptance. The Trustee accepts the 1997 Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the due execution by the Company, the Guarantors or the Additional Guarantor, or for or in respect of the recitals contained herein, all of which are made by the Company solely.

         Section 3.04. Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Company, the Guarantors, the Additional Guarantor or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

         Section 3.05. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 3.06. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws provisions thereof.

         Section 3.07. Incorporation into 1997 Indenture. All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the 1997 Indenture; and the 1997 Indenture, as amended and supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

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         IN WITNESS WHEREOF, the parties have caused this Second Supplemental
Indenture to be duly executed, all as of the date first above written.


                                        OUTDOOR SYSTEMS, INC.


                                        By: /s/ William S. Levine
                                           -------------------------------------
                                               Name:  William S. Levine
                                                Title:    Chairman of the Board
ATTEST:

/s/ Bill M. Beverage
-------------------------------------
Bill M. Beverage
Secretary

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]


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                                   GUARANTORS:

                                   OUTDOOR SYSTEMS PAINTING, INC.

                                   OS ADVERTISING OF TEXAS PAINTING, INC.

                                   OS BASELINE, INC.

                                   DECADE COMMUNICATIONS GROUP, INC.

                                   BENCH ADVERTISING COMPANY OF
                                     COLORADO, INC.

                                   NEW YORK SUBWAYS ADVERTISING CO.,
                                      INC.

                                   OS BUS, INC.

                                   OUTDOOR SYSTEMS (NEW YORK), INC.

                                   NATIONAL ADVERTISING COMPANY

                                   PACIFIC CONNECTION, INC.

                                   ATLANTA BUS SHELTERS
                                   BY: OUTDOOR SYSTEMS, INC.,
                                   GENERAL PARTNER



                                   By: /s/ William S. Levine
                                      ------------------------------------------
                                          Name:  William S. Levine
                                           Title:    Chairman of the Board

ATTEST:

/s/ Bill M. Beverage
--------------------------------
Bill M. Beverage
Secretary



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

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                                         ADDITIONAL GUARANTOR:

                                         SALM ENTERPRISES, INC.



                                         By: /s/ William S. Levine
                                            ------------------------------------
                                                Name:  William S. Levine
                                                 Title:    Chairman of the Board


ATTEST:

/s/ Bill M. Beverage
------------------------------------
Bill M. Beverage
Secretary

                                         THE BANK OF NEW YORK, as Trustee


                                         By: /s/ Sandra Carreker
                                            ------------------------------------
                                                Name:  Sandra Carreker
                                                 Title:    Agent


ATTEST:

/s/ Deborah T. Daly
------------------------------------
Name: Deborah T. Daly
Title: Agent




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                                   SCHEDULE A

                              ADDITIONAL GUARANTOR


Name                                                                 Date
----                                                                 ----

Salm Enterprises, Inc., a California corporation               January 22, 1998




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